UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2021

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Sandpointe Avenue, Suite 700, Santa Ana, California	92707-5759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (657) 335-3665

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	DCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2021, Rosalie F. Rogers tendered her resignation from her position as Vice President, Chief Human Resources Officer of Ducommun Incorporated effective on or about January 4, 2022.

In connection with Ms. Rogers’ retirement, the Company and Ms. Rogers expect to enter into a retirement and release agreement (the “Retirement Agreement”). Under the Retirement Agreement, the Company will pay Ms. Rogers a lump sum cash payment equal to approximately $490,000, representing (i) twelve (12) months of base salary, (ii) a cash payment for 2021 equal to the annual cash bonus that she would have otherwise been eligible to earn for fiscal year 2021 and (ii) COBRA premiums for twelve (12) months. The Retirement Agreement will further provide that all outstanding long-term incentive grants (including stock options, restricted stock units and performance stock units) previously awarded to Ms. Rogers will continue to vest and, if applicable, settle in accordance with the vesting schedule set forth in the underlying award agreement. The vesting of performance stock units will be based on the achievement of the applicable performance metrics in accordance with the terms of the underlying awards. The payments and benefits will be subject to Ms. Rogers’ execution and non-revocation of the Retirement Agreement and the effectiveness of the release of claims set forth in such agreement and the supplemental release attached thereto. In addition, the compensation committee of the board of directors of the Company approved a one-time cash payment to Ms. Rogers of $165,000 in recognition of her outstanding services to the Company and her ongoing efforts to guide its workforce through the COVID-19 pandemic recovery, as well as assisting with transition planning in connection with her retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)

Date: November 29, 2021	By:	/s/ Rajiv A. Tata
Rajiv A. Tata V.P., General Counsel & Corporate Secretary